U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

SEVEN ARTS ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34250	45-3138068
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8439 Sunset Boulevard 4th Floor Los Angeles, CA 90069

(Address of principal executive offices)

(323) 372-3080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2013, Elaine New resigned as Chief Financial Officer of Seven Arts Entertainment Inc., and its affiliates (the “Company”), effective on July 15, 2013. Ms. New will remain as a member of the Board of Directors of the Company.

Effective July 15, 2013, the Board of Directors of the Company appointed Candace Wernick as the Company’s Chief Financial Officer and Director. Ms. Wernick will also serve as the Company’s principal financial officer and principal accounting officer. The Company’s Board of Directors also approved an employment agreement with Ms. Wernick, which is effective as of July 15, 2013 and supersedes the terms of her existing employment arrangement with the Company. The employment agreement with Ms. Wernick is for a term of one year, commencing July 15, 2013, and will renew automatically for one-year terms unless Ms. Wernick or the Company provides prior notice of non-renewal of the agreement. The employment agreement provides for an annualized salary of $167,000 as well as additional compensation for special projects..

A copy of Ms. Wernick’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the material terms of Ms. Wernick’s employment agreement does not purport to be complete and is qualified by reference to such exhibit.

Ms. Wernick was in public accounting for 19 years (between November 1992 and October 2011) with Stonefield Josephson, Inc., which merged with Marcum LLP. Ms. Wernick was an audit partner for 10 years, specializing in media and entertainment, technology, and manufacturing of both SEC reporting and private companies. Ms. Wernick provided technical research and consulting services in the firm and ended her tenure in the firm’s Assurance Quality Control department. Since October 2011 Ms. Wernick has been providing independent consulting services to various SEC reporting companies, or companies in the process of being coming reporting companies, regarding US GAAP or SEC Reporting technical issues. Ms. Wernick has also been providing engagement quality review services and technical support to several audit firms.

Item 7.01. Regulation FD Disclosure.

On July 17, 2013, the Company issued a press release announcing the appointment of Ms. Wernick as the Company’s Chief Financial Officer and Director. A copy of the press release is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including the press release attached hereto as Exhibit 99.1 announcing Ms. Wernick’s appointment, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, Candace Wernick, dated July 10, 2013
99.1	Seven Arts Entertainment Inc. Press Release dated July 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SEVEN ARTS PICTURES, INC.

Date: July 17, 2013	By:	/s/ Katrin Hoffman
Katrin Hoffman, acting CEO